                                                                     EXHIBIT 5.1

                        CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

 Tax Exempt Securities Trust, National Trust 213, California Trust 145, Minnesota Trust 115 and New York Trust 149:

  We consent to the use of our report dated November 8, 1995 included herein and to the reference to our firm under the heading "Auditors" in the Prospectus.

                                             KPMG PEAT MARWICK LLP

New York, New York

November 8, 1995